United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014 (October 28, 2014)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2013, Neuralstem, Inc. (“Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology III, L.P. (“Hercules”) pursuant to which the Company received an $8 million term loan from Hercules. The Loan Agreement was filed as exhibit 10.01 to the Company’s Current Report on Form 8-K filed on March 27, 2013.

On October 28, 2014 (“Effective Date”), the Company entered into a second amendment to the Loan Agreement (“Second Amendment”). Pursuant to the Second Amendment, the Company borrowed $10 million of which: (i) $5,581,292 was used to refinance the outstanding balance under the initial Loan Agreement, (ii) $104,820 was used to pay costs and expenses related to the Second Amendment, and (iii) $4,313,888 was received as additional capital by the Company.

Also, as a result of the Second Amendment, the terms of the Loan Agreement were amended and modified as follows:

Interest Rate: The amendment reduced the prior interest rate to the greater of (i) 10.0% or (ii) 10.0% plus the prime rate minus 3.25%.

Maturity Date: The loan maturity date was extended until April 1, 2017.

Interest Only Period: A new interest only period was established pursuant to which the Company will be required to make interest only payments from January 1, 2015 until October 1, 2015 at which time the Company shall commence making monthly payments of principal and interest. The principal and interest payments will be amortized over a 24 month schedule with any unpaid principal outstanding on the maturity date being paid through a balloon payment.

Prepayment Charge: The prepayment charges were reduced to: (i) 2.50% if prepayment occurs within the first twelve months of the Effective Date, (ii) 1.50% if prepayment occurs after twelve months but before twenty four months of the Effective Date, and (iii) 0.50% thereafter.

In connection with the Second Amendment, the Company issued a five-year warrant to Hercules to purchase 75,188 shares of our common stock at an exercise price of $2.66 per share (the “Warrant”). The number of shares underlying the Warrant and the exercise price are subject to adjustment upon the occurrence of a merger event, reclassification of shares, subdivision or combination of shares, or dividends as further described in the Warrant.

The descriptions of the Second Amendment and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Second Amendment and the Warrant, including the exhibits thereto, which are attached to this Current Report on Form 8-K as Exhibit 10.01 and Exhibit 4.01, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Warrant was issued in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
4.01	Form of Warrant

10.01	Form of Second Amendment dated October 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: October 29, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
4.01	Form of Warrant

10.01	Form of Second Amendment dated October 28, 2014